Exhibit 10.3
SIXTH AMENDMENT
THIS SIXTH AMENDMENT (the “Amendment”) is made and entered into as of January 23, 2014, by and between SILICON VALLEY CA-I, LLC, a Delaware limited liability company (“Landlord”), and FIREEYE, INC., a Delaware corporation (“Tenant”).
RECITALS

A.
Landlord and Tenant are parties to that certain lease dated January 15, 2008 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment dated April 28, 2010, that certain Second Amendment dated December 5, 2011, that certain Third Amendment dated February 21, 2012 (the “Third Amendment”), that certain Expansion Space Effective Date Memorandum dated July 5, 2012, that certain Fourth Amendment dated February 7, 2013 and that certain Fifth Amendment dated July 25, 2013 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 143,255 rentable square feet comprised of approximately 16,892 rentable square feet (the “1390 Premises”) of the building located at 1390 McCarthy Boulevard, Milpitas, California (the “1390 Building”), approximately 45,106 rentable square feet (the “1440 Premises”) of the building located at 1440 McCarthy Boulevard, Milpitas, California (the “1440 Building”), approximately 51,600 rentable square feet (the “800 Premises”) of the building located at 800 Tasman Drive, Milpitas, California (the “800 Building”) and approximately 29,657 rentable square feet described as Suite 2 (the “Temporary Space”) of the building located at 1455 McCarthy Drive (the “1455 Building”) (the 1390 Premises, 1440 Premises, 800 Premises and Temporary Space are collectively referred to herein as the “Premises” and the 1390 Building, 1440 Building, 800 Building and 1455 Building are collectively referred to herein as the “Building”). The Building is part of the project commonly known as Tasman Technology Center (formerly known as Milpitas Business Park) (the “Project”).

B.	Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Amendment. Effective as of the date hereof, Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

1.1
Electric Vehicle Charging Stations. During the Term of the Lease, as the same may be extended from time to time, Tenant shall have the right to use, at its sole risk, five (5) parking spaces in the 1440 Parking Area serving the 1440 Building (the “1440 Parking Area”), as shown on Exhibit A attached hereto, for the sole purpose of installing, operating, maintaining and repairing three (3) electric vehicle charging stations (two (2) consisting of two (2) KW (208/240 volt) Level 2 charging ports and one (1) consisting of one (1) KW (208/240 volt) Level 2 charging port) for the purpose of charging electric vehicles, (collectively, the “Charging Stations”) and to install necessary cabling and conduit to route electricity from the 1440 Building’s electrical source to the Charging Stations (the “Electrical Conduit”), subject to the following terms and conditions:

1.1.1
The Charging Stations and Electrical Conduit shall be installed, operated, maintained and removed at Tenant’s sole cost and expense, and shall be installed in accordance with the terms and provisions of the Lease, as amended hereby, including but not limited to Article 6 of the Original Lease, and in compliance with all Regulations. Notwithstanding anything to the contrary set forth in the Lease, Landlord shall only be entitled to construction oversight fee equal to one percent (1%) of the cost of installing the Charging Stations and Electrical Conduit. Tenant shall not be required to make any deposit with Landlord with respect to the anticipated costs for removal of the Charging Stations or Electrical Conduit at the end of the Term (or any extension thereof). The precise location of the Charging Stations and Electrical Conduit, the manner in which the Charging Stations and Electrical Conduit are installed, and the manner in which the Charging Stations and Electrical Conduit are connected to the 1440 Parking Area and 1440 Building are all subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall be solely responsible for obtaining, at Tenant’s sole cost and expense, all permits, licenses and other approvals required for the installation, operation, maintenance and removal of the Charging Stations and Electrical Conduit and shall promptly provide a copy of the same to Landlord as a condition to Tenant’s right to install, maintain or remove the Charging Stations and Electrical Conduit, as applicable. The precise specifications and a general description of the Charging Stations along with all documents Landlord reasonably requires to review the installation of the Charging Stations and Electrical Conduit (the “Plans and Specifications”) shall be submitted to Landlord for Landlord's written approval before Tenant commences to install the Charging Stations and Electrical Conduit. If Landlord reasonably determines that the Charging Stations and Electrical Conduit do not comply with the approved Plans and Specifications, that the 1440 Parking Area or 1440 Building has been damaged during installation of the Charging Stations and Electrical Conduit or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant promptly shall cure the defects. If the Tenant fails to promptly cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the 1440 Building or 1440 Parking Area caused by such installation. Tenant shall notify Landlord upon completion of the installation of the Charging Stations and Electrical Conduit.

1.1.2
Tenant shall be responsible for the cost of all electricity consumed in connection with the operation of the Charging Stations and Tenant shall pay for such electricity as part of utilities for the 1440 Building. Tenant shall arrange for the connection of the Charging Stations to Tenant’s dedicated electrical panel at the 1440 Building, which may include, without limitation, the installation of any required equipment and facilities. Tenant shall be responsible for all utility hookup, connection and impact fees and permits, and all federal, state and local taxes which may from time to time be imposed upon or payable in connection with such utility charges applicable to the Charging Stations. Any installation or other work performed by Tenant in connection with the provision of such electricity to the Charging Stations shall be performed with the prior written consent of Landlord in accordance with all applicable Regulations and with all of the applicable provisions of the Lease, including, without limitation, Article 6 of the Original Lease. Further, all electrical connections and tie-ins to the base 1440 Building systems for the Charging Stations are to be performed by a licensed contractor reasonably approved by Landlord and must be coordinated with the property manager. At Tenant's cost, the contractor shall make all connections (and pay all connection, tap-on or fixture fees or similar fees arising in connection with the electricity supplied to the Charging Stations), furnish any necessary extensions from such point of connection to the Charging Stations or as otherwise required, and remove any temporary connections upon completion of the work. The contractor will provide the property manager verification that all tie-ins and connections are correct. Neither Landlord nor any Landlord Entities shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Charging Stations because of any act, omission or requirement of the public utility serving the 1440 Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or due to any other cause whatsoever, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power.

1.1.3
The installation, maintenance, operation and removal of the Charging Stations and Electrical Conduit is not permitted to damage the 1440 Building or the 1440 Parking Area or interfere with the use of the Project or 1440 Parking Area by Landlord or any other tenant of the Project. Tenant agrees to be responsible for any damage caused to any other part of the Project or 1440 Parking Area, which may be caused by Tenant or any Tenant Entities in connection with Tenant’s installation, maintenance, operation and removal of the Charging Stations and Electrical Conduit, as applicable. Tenant agrees to maintain all of the Tenant’s equipment placed on or about the 1440 Parking Area or in any other part of the Project in connection with the installation and operation of the Charging Stations in proper operating condition and maintain same in satisfactory condition as to appearance and safety, as reasonably determined by Landlord. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with Landlord. Tenant agrees that if the premium for insurance coverage for the Project increases specifically as a consequence of the installation and/or operation of the Charging Stations and Electrical Conduit, then Tenant shall be liable for the full amount of any such increase. Landlord shall not be liable for any theft or damage to the Charging Stations, it being understood that Tenant shall use the Charging Stations at its own risk.

1.1.4
The Charging Stations and Electrical Conduit shall remain the property of Tenant and, notwithstanding anything to the contrary contained in the Lease, as amended hereby, on or prior to the expiration or earlier termination of the Lease, Tenant shall, at Tenant’s sole cost and expense, remove the Charging Stations and Electrical Conduit and restore the affected area(s) to the condition they were in prior to installation of such items, including, without limitation, to the extent applicable, the patching of any holes in the 1440 Building and/or 1440 Parking Area, as closely as possible, to the color surrounding the area where the Charging Stations and Electrical Conduit were attached. If Tenant fails to remove such items and/or perform such restoration work, Landlord shall be entitled to do so, at Tenant’s cost (which costs shall be reimbursed to Landlord as additional rent within five (5) days following written demand).

1.1.5
Three (3) charging ports shall be solely dedicated to the exclusive use of Tenant and two (2) charging ports shall be available for the use of Tenant and other tenants of the Project. Tenant shall be solely responsible for coordinating the use of the Charging Stations, including use of the designated charging ports by other tenants of the Project. Tenant shall in no event advertise the availability of the Charging Stations, charge a fee for the use of the Charging Stations or permit the Charging Stations to be used by members of the general public. The five (5) parking spaces used for the Charging Stations are a part of the 161 parking spaces granted to Tenant pursuant to the Third Amendment, and Tenant shall not be entitled to the use of any additional parking spaces in connection with this Amendment.

1.1.6
All terms and provisions of the Lease (including, without limitation, Articles 10 (Indemnification) and 11 (Insurance) of the Original Lease) shall be applicable to the Charging Stations and Electrical Conduit and to the use, operation, maintenance and removal thereof by Tenant or any Tenant Entities, except that the Charging Stations and Electrical Conduit shall not be part of the “Premises” for purposes of calculating the rentable square footage of the Premises or Tenant’s Proportionate Share. Tenant’s rights pursuant to this Section 1 are personal to Tenant as set forth above, and are shall be non-transferable unless otherwise agreed in writing by Landlord in its sole discretion; provided, however, that Landlord’s consent shall not be required in connection with a transfer of Tenant’s rights hereunder to a Permitted Transfer.

2.	Miscellaneous.

2.1
This Amendment, including Exhibit A (Outline of 1440 Parking Area and Location of Charging Stations) attached hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

2.2
Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the date of this Amendment, the Premises has not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53.

2.3
Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

2.4
If Tenant is billed directly by a public utility with respect to Tenant’s electrical usage at the Premises, then, upon request, Tenant shall provide monthly electrical utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant's electricity usage with respect to the Premises directly from the applicable utility company.

2.5
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

2.6
Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Entities harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.

2.7
Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

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2.8
Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:	TENANT:

SILICON VALLEY CA-I, LLC,
a Delaware limited liability company

By:  SVCA JV LLC,
a Delaware limited liability company
its Manager

By: RREEF America REIT III Corp. GG- QRS,
   a Maryland corporation
its Manager

By:  /s/ Mike Walker
Name:  Mike Walker
Title:  V.P.
Dated:  2/7/14
FIREEYE, INC., a Delaware corporation By: /s/ Frank Verdecanna Name: Frank Verdecanna Title: VP Finance Dated: 1/23/2014

EXHIBIT A – OULINE OF 1440 PARKING AREA AND
LOCATION OF CHARGING STATIONS
attached to and made a part of the Amendment dated as of January 17, 2014, between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
FIREEYE, INC., a Delaware corporation, as Tenant

SYMBOLS LIST:

SHEET NOTES:

FEEDER SCHEDULE:

ABBREVIATIONS

PANEL SCHEDULE GENERAL NOTES

GENERAL ELECTRICAL NOTES

SHEET INDEX:

E-1 EV CHARGING SITE PLAN & DETAILS

E-2 SINGLE LINE DIAGRAM & PANEL SCHEDULES

E-3R SITE PLAN (FOR REFERENCE ONLY)

1 / E-1 EV CHARGING STATION SITE PLAN

2 / E-1 CT2101 CHARGING STATION

NOT TO SCALE

5 / E-1 EV CHARGING STATION CHARGEPOINT CT4021

NOT TO SCALE

CHARGEPOINT CHARGING STATION

4 / E-1 CHARGING STATION BASE DETAIL

SCALE: NOT TO SCALE

EV CHARGING STATIONS AT

FireEye

1440 McCARTHY BLVD.
MILPITAS, CA 95035

EV CHARGING STATION SITE PLAN & DETAILS

E-1

A-1

Initials

1 SINGLE LINE DIAGRAM

SINGLE LINE DIAGRAM
&
PANEL SCHEDULES

EV CHARGING STATIONS AT
FireEye
1440 McCARTHY BLVD.
MILPITAS, CA 95035

E-2

A-2

Initials